EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
SECOND QUARTER 2026 FINANCIAL RESULTS

Quarterly Cash Dividend Increased to $0.25 per Share
Second Quarter Highlights
•Net income of $27.8 million, or $0.76 per diluted share; return on average assets (“ROAA”) of 1.66%; return on average stockholders' equity (“ROAE”) of 14.73%; and return on average tangible common equity (“ROATCE”)(1) of 17.69%
•Adjusted net income(1) of $28.5 million, or $0.78 per diluted share; adjusted ROAA(1) of 1.70%; adjusted ROAE(1) of 15.09%; and adjusted ROATCE(1) of 18.13%
•Asset quality remained strong with nonperforming assets to total assets of 0.15% and net recoveries to average loans of 0.01%, on an annualized basis
•Net interest margin increased 12 basis points to 4.32% and net interest margin (tax-equivalent basis)(1) increased 13 basis points to 4.38%
Bloomington, IL, July 27, 2026 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”, “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $27.8 million, or $0.76 diluted earnings per share, for the second quarter of 2026. This compares to net income of $11.2 million, or $0.34 diluted earnings per share, for the first quarter of 2026, and net income of $19.2 million, or $0.61 diluted earnings per share, for the second quarter of 2025.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “Our first full quarter after the closing of our acquisition of CNB Bank Shares, Inc. (“CNB”) and its wholly owned subsidiary, CNB Bank & Trust, N.A. (“CNB Bank”) delivered strong results. For the second quarter, we reported adjusted net income(1) of $28.5 million, or $0.78 per diluted share, adjusted ROAA(1) of 1.70% and adjusted ROATCE(1) of 18.13%. Our net interest margin on a tax equivalent basis(1) increased 13 basis points to 4.38% compared to the first quarter of 2026. While some of that increase was driven by higher than expected loan accretion income, net interest margin also increased as maturing fixed rate loans repriced higher and securities cash flows were reinvested at higher rates, which offset an increase in cost of funds related to the deposit base acquired from CNB Bank. Noninterest income and noninterest expense were both in line with expectations as we are now realizing the full benefit of our acquisition and all material cost savings.
Our tangible book value per share(1) increased 3.5% for the quarter to $17.60 while our balance sheet remains strong with good liquidity, solid capital ratios, and no material credit issues. That gives us confidence that we are prepared for a variety of economic environments. Our capital levels and operational structure support continued organic growth and attractive acquisition opportunities should the right opportunity arise.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, net earnings (losses) on closed or sold operations, losses on extinguishment of debt, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights (“MSR”) fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $28.5 million, or $0.78 adjusted diluted earnings per share, for the second quarter of 2026. This compares to adjusted net income of $22.6 million, or $0.68 adjusted diluted earnings per share, for the first quarter of 2026, and adjusted net income of $19.8 million, or $0.63 adjusted diluted earnings per share, for the second quarter of 2025. See “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Cash Dividend
On July 24, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.25 per share on the Company’s common stock (the “Dividend”). The Dividend is payable on August 18, 2026 to shareholders of record as of August 11, 2026. This represents an increase of $0.02 from the previous quarterly cash dividend of $0.23 per share.
Mr. Carter noted, “We are very pleased to announce that our strong financial performance and capital ratios have enabled us to further increase our quarterly cash dividend by $0.02 per share. This increased dividend reflects the increase in earnings from the successful acquisition and integration of CNB in the first quarter of 2026 while ensuring that capital levels remain strong and comfortably support our balance sheet and strategic objectives.”
Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2026 was $69.1 million, an increase of 22.5% from $56.4 million for the first quarter of 2026. The increase was primarily attributable to higher average interest-earning asset balances following the CNB merger completed on March 1, 2026 and higher yields on interest-earning assets. Additionally, acquired loan discount accretion was $2.1 million during the second quarter of 2026 compared to $1.0 million during the first quarter of 2026. Partially offsetting these increases were higher funding costs and a $0.3 million decrease in loan fees.
Relative to the second quarter of 2025, net interest income increased 39.1% from $49.7 million. The increase was primarily attributable to higher average interest-earning asset balances following the CNB merger and improved yields on debt securities. Additionally, a $1.1 million increase in acquired loan discount accretion contributed to the improvement and was partially offset by a $0.2 million decrease in loan fees.
Net interest margin for the second quarter of 2026 was 4.32%, compared to 4.20% for the first quarter of 2026, while net interest margin (tax-equivalent basis)(1) for the second quarter of 2026 was 4.38%, compared to 4.25% for the first quarter of 2026. These increases were primarily attributable to improved yields on loans, which increased 10 basis points to 6.38%, including an 8 basis point increase in acquired loan discount accretion, and improved yields on debt securities. Additionally, a more favorable interest-earning asset mix further contributed to the overall improvement. These increases were partially offset by higher funding costs, which increased 7 basis points to 1.32%, driven primarily by the first full quarter of interest expense on the subordinated notes and the higher cost deposit base acquired from CNB Bank.
Relative to the second quarter of 2025, net interest margin increased 18 basis points from 4.14% and net interest margin (tax-equivalent basis)(1) increased 19 basis points from 4.19%. These increases were primarily attributable to improved yields on debt securities and a more favorable interest-earning asset mix, which were partially offset by higher funding costs.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Noninterest Income
Noninterest income for the second quarter of 2026 was $11.8 million, an increase from $10.9 million for the first quarter of 2026. The increase was primarily attributable to a $0.7 million increase in card income, a $0.3 million increase in service charges on deposit accounts, and a $0.2 million increase in wealth management fees, all primarily driven by a larger customer base following the CNB merger. These increases were partially offset by changes in the MSR fair value adjustment, with a $0.8 million negative MSR fair value adjustment included in the second quarter of 2026 results compared to a $0.2 million positive MSR fair value adjustment included in the first quarter of 2026 results.
Relative to the second quarter of 2025, noninterest income increased 29.6% from $9.1 million. The increase was primarily attributable to a $1.1 million increase in wealth management fees, a $0.6 million increase in card income, and a $0.6 million increase in service charges on deposit accounts, all primarily driven by a larger customer base following the CNB merger.
Noninterest Expense
Noninterest expense for the second quarter of 2026 was $42.4 million, a 19.1% decrease from the first quarter of 2026. Acquisition-related noninterest expenses totaled $0.3 million during the second quarter of 2026, compared to $15.7 million during the first quarter of 2026. Excluding acquisition-related expenses, the $5.4 million increase in noninterest expense was primarily attributable to higher base costs following the CNB merger, which primarily drove a $3.2 million increase in salaries and employee benefits as well as increases in data processing, occupancy, and marketing expenses.
Relative to the second quarter of 2025, noninterest expense increased 33.0% from $31.9 million. Excluding acquisition-related expenses, the $10.3 million increase in noninterest expense was primarily attributable to higher base costs following the CNB merger, including a $6.2 million increase in salaries and employee benefits, which were also driven higher by annual merit increases and higher medical benefits costs, as well as increases in occupancy, data processing, and marketing expenses.
Acquisition-related expenses during the first and second quarter of 2026 and during the six months ended June 30, 2026 are summarized below. There were no acquisition-related expenses during the second quarter of 2025 or during the six months ended June 30, 2025. We do not expect material acquisition-related expenses related to the CNB merger in subsequent quarters.

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

NONINTEREST EXPENSE
Salaries	$(44)	$4,003	$—	$3,959	$—
Occupancy of bank premises	13	105	—	118	—
Furniture and equipment	9	63	—	72	—
Data processing	91	8,668	—	8,759	—
Marketing and customer relations	5	69	—	74	—
Loan collection and servicing	28	320	—	348	—
Professional fees and other noninterest expense	155	2,438	—	2,593	—
Total acquisition-related expenses	$257	$15,666	$—	$15,923	$—

HBT Financial, Inc.

Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $4.75 billion at June 30, 2026, compared with $4.69 billion at March 31, 2026, and $3.35 billion at June 30, 2025. The $65.5 million increase from March 31, 2026 was primarily due to increases in multi-family loans and loans to nondepository institutions, included within the municipal, consumer, and other category. These increases were offset by seasonal reductions on grain elevator lines of $27.3 million and several large payoffs due to refinancings across multiple categories, including one condominium loan for $26.1 million within the one-to-four family residential category. In addition, $50.6 million in completed construction projects were transferred from the construction and land development to other categories, primarily in the commercial real estate – non-owner occupied category.
Deposits
Total deposits were $5.76 billion at June 30, 2026, compared with $5.80 billion at March 31, 2026, and $4.31 billion at June 30, 2025. The $45.5 million decrease from March 31, 2026 was primarily attributable to higher outflows for tax payments by depositors and lower balances maintained in existing retail accounts, which were partially offset by higher public funds balances. Additionally, $48.6 million of wealth management customer reciprocal deposits were moved on-balance sheet during the second quarter of 2026.
Asset Quality
Nonperforming assets totaled $9.9 million, or 0.15% of total assets, at June 30, 2026, compared with $14.4 million, or 0.21% of total assets, at March 31, 2026, and $6.5 million, or 0.13% of total assets, at June 30, 2025. The $4.5 million decrease in nonperforming assets from March 31, 2026 was primarily attributable to paydowns and payoffs in the one-to-four family residential and construction and land development categories. Additionally, of the $9.1 million of nonperforming loans held as of June 30, 2026, $2.4 million were either wholly or partially guaranteed by the U.S. government.
The Company recorded a provision for credit losses of $0.7 million for the second quarter of 2026. The provision for credit losses primarily reflects a $3.9 million increase in required reserves resulting from changes in qualitative factors; a $1.3 million decrease in specific reserves; a $1.0 million decrease in required reserves driven by changes in the economic forecast; and a $1.0 million decrease in required reserves driven by changes within the portfolio.
The Company had net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the second quarter of 2026, compared to net charge-offs of $0.8 million, or 0.08% of average loans on an annualized basis, for the first quarter of 2026, and net charge-offs of $1.0 million, or 0.12% of average loans on an annualized basis, for the second quarter of 2025.
The Company’s allowance for credit losses was 1.27% of total loans and 666% of nonperforming loans at June 30, 2026, compared with 1.29% of total loans and 457% of nonperforming loans at March 31, 2026. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $6.6 million as of June 30, 2026, compared with $5.9 million as of March 31, 2026.
Capital
As of June 30, 2026, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	June 30, 2026	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.20%	10.50%
Tier 1 capital to risk-weighted assets	13.59	8.50
Common equity tier 1 capital ratio	12.64	7.00
Tier 1 leverage ratio	11.01	4.00

HBT Financial, Inc.

The ratio of tangible common equity to tangible assets(1) increased to 9.69% as of June 30, 2026, from 9.31% as of March 31, 2026, and tangible book value per share(1) increased by $0.59 to $17.60 as of June 30, 2026, when compared to March 31, 2026.
During the second quarter of 2026, the Company repurchased 15,466 shares of its common stock at a weighted average price of $27.53 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $30.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2027. As of June 30, 2026, the Company had $14.0 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois, eastern Iowa, and suburban St. Louis through 83 full-service branches. As of June 30, 2026, HBT Financial had total assets of $6.7 billion, total loans of $4.8 billion, and total deposits of $5.8 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology and the negative forms of such words. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (1) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures, global energy market conditions, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy); (2) policy changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies, including executive orders; (3) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine, ongoing conflicts in the Middle East, and

HBT Financial, Inc.

other international military conflicts that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control), and the response of the local, state and national governments to any such adverse external events; (4) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (6) changes in interest rates and prepayment rates of the Company’s assets; (7) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers, and the inability to attract new customers; (8) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers; (9) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (10) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated, including the acquisition of CNB; (11) the loss of key executives and employees, talent shortages and employee turnover; (12) changes in consumer spending; (13) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (14) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (15) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (16) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (17) the overall health of the local and national real estate market; (18) the ability to maintain an adequate level of allowance for credit losses on loans; (19) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (20) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (21) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (22) the level of nonperforming assets on our balance sheet; (23) interruptions involving our information technology and communications systems or those of our third-party servicers; (24) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (25) the effectiveness of the Company’s risk management framework; and (26) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.
Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Interest and dividend income	$88,583	$71,839	$63,919	$160,422	$127,057
Interest expense	19,527	15,452	14,261	34,979	28,691
Net interest income	69,056	56,387	49,658	125,443	98,366
Provision for credit losses	676	(156)	526	520	1,102
Net interest income after provision for credit losses	68,380	56,543	49,132	124,923	97,264
Noninterest income	11,841	10,944	9,140	22,785	18,446
Noninterest expense	42,446	52,437	31,914	94,883	63,849
Income before income tax expense	37,775	15,050	26,358	52,825	51,861
Income tax expense	9,931	3,850	7,128	13,781	13,556
Net income	$27,844	$11,200	$19,230	$39,044	$38,305

Earnings per share - diluted	$0.76	$0.34	$0.61	$1.12	$1.21

Adjusted net income (1)	$28,535	$22,610	$19,803	$51,145	$39,056
Adjusted earnings per share - diluted (1)	0.78	0.68	0.63	1.47	1.23

Book value per share	$21.03	$20.54	$18.44
Tangible book value per share (1)	17.60	17.01	16.02

Shares of common stock outstanding	36,365,612	36,381,078	31,495,434
Weighted average shares of common stock outstanding, including all dilutive potential shares	36,466,688	33,300,096	31,588,541	34,892,139	31,649,766

SUMMARY RATIOS
Net interest margin *	4.32%	4.20%	4.14%	4.27%	4.13%
Net interest margin (tax-equivalent basis) * (1)(2)	4.38	4.25	4.19	4.32	4.18

Efficiency ratio	50.67%	76.56%	53.10%	62.43%	53.47%
Efficiency ratio (tax-equivalent basis) (1)(2)	50.14	75.83	52.61	61.81	52.97

Loan to deposit ratio	82.54%	80.76%	77.75%

Return on average assets *	1.66%	0.80%	1.53%	1.26%	1.53%
Return on average stockholders' equity *	14.73	6.77	13.47	11.02	13.70
Return on average tangible common equity * (1)	17.69	7.87	15.55	13.03	15.87

Adjusted return on average assets * (1)	1.70%	1.60%	1.58%	1.66%	1.56%
Adjusted return on average stockholders' equity * (1)	15.09	13.67	13.87	14.43	13.97
Adjusted return on average tangible common equity * (1)	18.13	15.89	16.02	17.07	16.18

CAPITAL
Total capital to risk-weighted assets	16.20%	15.99%	17.74%
Tier 1 capital to risk-weighted assets	13.59	13.38	15.60
Common equity tier 1 capital ratio	12.64	12.42	14.26
Tier 1 leverage ratio	11.01	12.63	11.86
Total stockholders' equity to total assets	11.37	11.03	11.58
Tangible common equity to tangible assets (1)	9.69	9.31	10.21

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	(0.01)%	0.08%	0.12%	0.03%	0.09%
Allowance for credit losses to loans, before allowance for credit losses	1.27	1.29	1.24
Nonperforming loans to loans, before allowance for credit losses	0.19	0.28	0.17
Nonperforming assets to total assets	0.15	0.21	0.13
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$73,668	$58,881	$53,156	$132,549	$106,525
Federally tax exempt	1,539	1,317	1,215	2,856	2,383
Debt securities:
Taxable	11,167	9,544	7,434	20,711	14,370
Federally tax exempt	1,001	658	457	1,659	926
Interest-bearing deposits in bank	1,024	1,276	1,544	2,300	2,609
Other interest and dividend income	184	163	113	347	244
Total interest and dividend income	88,583	71,839	63,919	160,422	127,057
INTEREST EXPENSE
Deposits	17,253	14,109	12,835	31,362	25,774
Securities sold under agreements to repurchase	14	16	—	30	22
Borrowings	170	209	30	379	139
Subordinated notes	1,245	278	469	1,523	939
Junior subordinated debentures issued to capital trusts	845	840	927	1,685	1,817
Total interest expense	19,527	15,452	14,261	34,979	28,691
Net interest income	69,056	56,387	49,658	125,443	98,366
PROVISION FOR CREDIT LOSSES	676	(156)	526	520	1,102
Net interest income after provision for credit losses	68,380	56,543	49,132	124,923	97,264
NONINTEREST INCOME
Card income	3,428	2,751	2,797	6,179	5,345
Wealth management fees	3,917	3,764	2,826	7,681	5,667
Service charges on deposit accounts	2,489	2,160	1,915	4,649	3,859
Mortgage servicing	1,143	983	1,042	2,126	2,032
Mortgage servicing rights fair value adjustment	(751)	197	(751)	(554)	(1,059)
Gains on sale of mortgage loans	412	331	459	743	711
Unrealized gains (losses) on equity securities	191	(112)	23	79	31
Gains (losses) on foreclosed assets	(129)	40	14	(89)	27
Gains (losses) on other assets	(2)	(210)	(128)	(212)	(74)
Income on bank owned life insurance	206	188	167	394	331
Other noninterest income	937	852	776	1,789	1,576
Total noninterest income	11,841	10,944	9,140	22,785	18,446
NONINTEREST EXPENSE
Salaries	21,981	23,061	16,452	45,042	33,505
Employee benefits	4,185	3,920	3,580	8,105	6,865
Occupancy of bank premises	3,509	3,124	2,471	6,633	5,096
Furniture and equipment	931	608	575	1,539	1,020
Data processing	3,763	11,794	2,687	15,557	5,404
Marketing and customer relations	1,386	1,144	1,020	2,530	2,164
Amortization of intangible assets	1,455	887	694	2,342	1,389
FDIC insurance	677	588	551	1,265	1,113
Loan collection and servicing	555	696	360	1,251	743
Foreclosed assets	40	60	67	100	72
Other noninterest expense	3,964	6,555	3,457	10,519	6,478
Total noninterest expense	42,446	52,437	31,914	94,883	63,849
INCOME BEFORE INCOME TAX EXPENSE	37,775	15,050	26,358	52,825	51,861
INCOME TAX EXPENSE	9,931	3,850	7,128	13,781	13,556
NET INCOME	$27,844	$11,200	$19,230	$39,044	$38,305

EARNINGS PER SHARE - BASIC	$0.77	$0.34	$0.61	$1.12	$1.21
EARNINGS PER SHARE - DILUTED	$0.76	$0.34	$0.61	$1.12	$1.21
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	36,373,749	33,180,009	31,510,759	34,785,701	31,547,669

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
ASSETS
Cash and due from banks	$28,634	$37,371	$25,563
Interest-bearing deposits with banks	103,616	250,282	170,179
Cash and cash equivalents	132,250	287,653	195,742

Interest-bearing time deposits with banks	245	245	—
Debt securities available-for-sale, at fair value	1,085,908	1,025,992	773,206
Debt securities held-to-maturity	443,042	453,850	481,942
Equity securities with readily determinable fair value	3,546	3,355	3,346
Equity securities with no readily determinable fair value	6,438	6,395	2,609
Restricted stock, at cost	6,000	6,000	4,979
Loans held for sale	3,857	3,247	2,316

Loans, before allowance for credit losses	4,752,418	4,686,951	3,348,211
Allowance for credit losses	(60,564)	(60,474)	(41,659)
Loans, net of allowance for credit losses	4,691,854	4,626,477	3,306,552

Bank owned life insurance	37,883	37,677	24,320
Bank premises and equipment, net	91,418	90,973	68,523
Bank premises held for sale	337	337	140
Foreclosed assets	766	1,149	890
Goodwill	81,949	83,504	59,820
Intangible assets, net	42,858	44,313	16,454
Intangible assets held for sale	—	649	—
Mortgage servicing rights, at fair value	19,339	20,090	17,768
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	35,082	35,313	20,624
Other assets	43,260	44,891	37,553
Total assets	$6,727,646	$6,773,724	$5,018,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,313,650	$1,342,192	$1,034,387
Interest-bearing	4,444,336	4,461,256	3,272,144
Total deposits	5,757,986	5,803,448	4,306,531
Securities sold under agreements to repurchase	—	5,046	556
Federal Home Loan Bank advances	12,363	12,332	7,240
Subordinated notes	84,026	84,003	39,593
Junior subordinated debentures issued to capital trusts	52,939	52,924	52,879
Other liabilities	55,599	68,566	30,702
Total liabilities	5,962,913	6,026,319	4,437,501

Stockholders' Equity
Common stock	385	385	329
Surplus	447,030	446,555	297,479
Retained earnings	390,528	371,093	341,750
Accumulated other comprehensive income (loss)	(29,527)	(27,371)	(32,739)
Treasury stock at cost	(43,683)	(43,257)	(25,922)
Total stockholders’ equity	764,733	747,405	580,897
Total liabilities and stockholders’ equity	$6,727,646	$6,773,724	$5,018,398
SHARES OF COMMON STOCK OUTSTANDING	36,365,612	36,381,078	31,495,434

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025

LOANS
Commercial and industrial	$525,190	$528,301	$419,430
Commercial real estate - owner occupied	507,163	519,847	317,475
Commercial real estate - non-owner occupied	1,128,594	1,099,784	907,073
Construction and land development	429,793	425,335	310,252
Multi-family	666,586	638,653	453,812
One-to-four family residential	579,612	614,563	451,197
Agricultural and farmland	593,984	596,294	271,644
Municipal, consumer, and other	321,496	264,174	217,328
Total loans	$4,752,418	$4,686,951	$3,348,211

(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025

DEPOSITS
Noninterest-bearing deposits	$1,313,650	$1,342,192	$1,034,387
Interest-bearing deposits:
Interest-bearing demand	1,351,994	1,365,216	1,097,086
Money market	1,012,207	929,671	831,292
Savings	853,993	900,700	568,971
Time	1,226,142	1,265,669	774,795
Total interest-bearing deposits	4,444,336	4,461,256	3,272,144
Total deposits	$5,757,986	$5,803,448	$4,306,531

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$4,731,275	$75,207	6.38%	$3,890,388	$60,198	6.28%	$3,417,582	$54,371	6.38%
Debt securities	1,517,731	12,168	3.22	1,375,875	10,202	3.01	1,217,386	7,891	2.60
Deposits with banks	138,675	1,024	2.96	163,761	1,276	3.16	160,726	1,544	3.85
Other	17,455	184	4.20	14,389	163	4.60	12,519	113	3.66
Total interest-earning assets	6,405,136	$88,583	5.55%	5,444,413	$71,839	5.35%	4,808,213	$63,919	5.33%
Allowance for credit losses	(60,590)			(48,362)			(42,118)
Noninterest-earning assets	389,370			317,393			270,580
Total assets	$6,733,916			$5,713,444			$5,036,675

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,359,038	$2,238	0.66%	$1,223,982	$1,931	0.64%	$1,125,787	$1,569	0.56%
Money market	943,871	4,572	1.94	906,663	4,448	1.99	813,531	4,463	2.20
Savings	864,584	1,209	0.56	671,852	704	0.43	569,193	374	0.26
Time	1,247,241	9,234	2.97	940,019	7,026	3.03	780,536	6,429	3.30
Total interest-bearing deposits	4,414,734	17,253	1.57	3,742,516	14,109	1.53	3,289,047	12,835	1.57
Securities sold under agreements to repurchase	2,492	14	2.34	2,902	16	2.21	1,420	—	0.05
Borrowings	24,721	170	2.76	28,886	209	2.94	7,225	30	1.70
Subordinated notes	84,013	1,245	5.94	19,781	278	5.70	39,582	469	4.76
Junior subordinated debentures issued to capital trusts	52,930	845	6.40	52,916	840	6.44	52,871	927	7.03
Total interest-bearing liabilities	4,578,890	$19,527	1.71%	3,847,001	$15,452	1.63%	3,390,145	$14,261	1.69%
Noninterest-bearing deposits	1,336,123			1,150,594			1,044,539
Noninterest-bearing liabilities	60,660			45,282			29,486
Total liabilities	5,975,673			5,042,877			4,464,170
Stockholders' Equity	758,243			670,567			572,505
Total liabilities and stockholders’ equity	$6,733,916			$5,713,444			$5,036,675

Net interest income/Net interest margin (1)		$69,056	4.32%		$56,387	4.20%		$49,658	4.14%
Tax-equivalent adjustment (2)		851	0.06		649	0.05		548	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$69,907	4.38%		$57,036	4.25%		$50,206	4.19%
Net interest rate spread (4)			3.84%			3.72%			3.64%
Net interest-earning assets (5)	$1,826,246			$1,597,412			$1,418,068
Ratio of interest-earning assets to interest-bearing liabilities	1.40			1.42			1.42
Cost of total deposits			1.20%			1.17%			1.19%
Cost of funds			1.32			1.25			1.29
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Six Months Ended
	June 30, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$4,313,154	$135,405	6.33%	$3,439,124	$108,908	6.39%
Debt securities	1,447,195	22,370	3.12	1,210,941	15,296	2.55
Deposits with banks	151,149	2,300	3.07	140,483	2,609	3.75
Other	15,931	347	4.38	12,597	244	3.93
Total interest-earning assets	5,927,429	$160,422	5.46%	4,803,145	$127,057	5.33%
Allowance for credit losses	(54,510)			(42,089)
Noninterest-earning assets	352,451			273,193
Total assets	$6,225,370			$5,034,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,291,883	$4,169	0.65%	$1,123,212	$3,022	0.54%
Money market	925,370	9,020	1.97	810,645	8,860	2.20
Savings	768,750	1,913	0.50	569,343	744	0.26
Time	1,094,479	16,260	3.00	782,307	13,148	3.39
Total interest-bearing deposits	4,080,482	31,362	1.55	3,285,507	25,774	1.58
Securities sold under agreements to repurchase	2,696	30	2.27	5,067	22	0.89
Borrowings	26,792	379	2.85	10,042	139	2.79
Subordinated notes	52,075	1,523	5.90	39,573	939	4.79
Junior subordinated debentures issued to capital trusts	52,923	1,685	6.42	52,864	1,817	6.93
Total interest-bearing liabilities	4,214,968	$34,979	1.67%	3,393,053	$28,691	1.71%
Noninterest-bearing deposits	1,243,871			1,045,133
Noninterest-bearing liabilities	51,884			32,404
Total liabilities	5,510,723			4,470,590
Stockholders' Equity	714,647			563,659
Total liabilities and stockholders’ equity	$6,225,370			5,034,249

Net interest income/Net interest margin (1)		$125,443	4.27%		$98,366	4.13%
Tax-equivalent adjustment (2)		1,500	0.05		1,093	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$126,943	4.32%		$99,459	4.18%
Net interest rate spread (4)			3.79%			3.62%
Net interest-earning assets (5)	$1,712,461			$1,410,092
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.42
Cost of total deposits			1.19%			1.20%
Cost of funds			1.29			1.30
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025

NONPERFORMING ASSETS
Nonaccrual	$9,083	$13,229	$5,615
Past due 90 days or more, still accruing	6	—	9
Total nonperforming loans	9,089	13,229	5,624
Foreclosed assets	766	1,149	890
Total nonperforming assets	$9,855	$14,378	$6,514

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,405	$2,291	$1,878

Allowance for credit losses	$60,564	$60,474	$41,659
Loans, before allowance for credit losses	4,752,418	4,686,951	3,348,211

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.27%	1.29%	1.24%
Allowance for credit losses to nonaccrual loans	666.78	457.13	741.92
Allowance for credit losses to nonperforming loans	666.34	457.13	740.74
Nonaccrual loans to loans, before allowance for credit losses	0.19	0.28	0.17
Nonperforming loans to loans, before allowance for credit losses	0.19	0.28	0.17
Nonperforming assets to total assets	0.15	0.21	0.13
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.21	0.31	0.19

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$60,474	$41,690	$42,111	$41,690	$42,044
Allowance established in acquisition	—	19,957	—	19,957	—
Provision for credit losses	(10)	(415)	595	(425)	1,091
Charge-offs	(314)	(1,001)	(1,252)	(1,315)	(1,917)
Recoveries	414	243	205	657	441
Ending balance	$60,564	$60,474	$41,659	$60,564	$41,659

Net charge-offs (recoveries)	$(100)	$758	$1,047	$658	$1,476
Average loans	4,731,275	3,890,388	3,417,582	4,313,154	3,439,124

Net charge-offs (recoveries) to average loans *	(0.01)%	0.08%	0.12%	0.03%	0.09%
____________________________________
*Annualized measure.

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

PROVISION FOR CREDIT LOSSES
Loans	$(10)	$(415)	$595	$(425)	$1,091
Unfunded lending-related commitments	686	259	(69)	945	11
Total provision for credit losses	$676	$(156)	$526	$520	$1,102

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Net income	$27,844	$11,200	$19,230	$39,044	$38,305
Less: adjustments
Acquisition expenses	(257)	(15,666)	—	(15,923)	—
Net earnings (losses) on closed or sold operations	47	4	—	51	—
Gains (losses) on closed branch premises	—	(210)	(50)	(210)	9
Mortgage servicing rights fair value adjustment	(751)	197	(751)	(554)	(1,059)
Total adjustments	(961)	(15,675)	(801)	(16,636)	(1,050)
Tax effect of adjustments (1)	270	4,265	228	4,535	299
Total adjustments after tax effect	(691)	(11,410)	(573)	(12,101)	(751)
Adjusted net income	$28,535	$22,610	$19,803	$51,145	$39,056

Average assets	$6,733,916	$5,713,444	$5,036,675	$6,225,370	$5,034,249

Return on average assets *	1.66%	0.80%	1.53%	1.26%	1.53%
Adjusted return on average assets *	1.70	1.60	1.58	1.66	1.56
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%, and excludes non-deductible acquisition expenses.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Numerator:
Net income	$27,844	$11,200	$19,230	$39,044	$38,305

Adjusted net income	$28,535	$22,610	$19,803	$51,145	$39,056

Denominator:
Weighted average common shares outstanding	36,373,749	33,180,009	31,510,759	34,785,701	31,547,669
Dilutive effect of outstanding restricted stock units	92,939	120,087	77,782	106,438	102,097
Weighted average common shares outstanding, including all dilutive potential shares	36,466,688	33,300,096	31,588,541	34,892,139	31,649,766

Earnings per share - basic	$0.77	$0.34	$0.61	$1.12	$1.21
Earnings per share - diluted	$0.76	$0.34	$0.61	$1.12	$1.21

Adjusted earnings per share - basic	$0.78	$0.68	$0.63	$1.47	$1.24
Adjusted earnings per share - diluted	$0.78	$0.68	$0.63	$1.47	$1.23

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Net interest income	$69,056	$56,387	$49,658	$125,443	$98,366
Noninterest income	11,841	10,944	9,140	22,785	18,446
Noninterest expense	(42,446)	(52,437)	(31,914)	(94,883)	(63,849)
Pre-provision net revenue	38,451	14,894	26,884	53,345	52,963
Less: adjustments
Acquisition expenses	(257)	(15,666)	—	(15,923)	—
Net earnings (losses) on closed or sold operations	47	4	—	51	—
Gains (losses) on closed branch premises	—	(210)	(50)	(210)	9
Mortgage servicing rights fair value adjustment	(751)	197	(751)	(554)	(1,059)
Total adjustments	(961)	(15,675)	(801)	(16,636)	(1,050)
Adjusted pre-provision net revenue	$39,412	$30,569	$27,685	$69,981	$54,013

Pre-provision net revenue	$38,451	$14,894	$26,884	$53,345	$52,963
Less: net charge-offs (recoveries)	(100)	758	1,047	658	1,476
Pre-provision net revenue less net charge-offs	$38,551	$14,136	$25,837	$52,687	$51,487

Adjusted pre-provision net revenue	$39,412	$30,569	$27,685	$69,981	$54,013
Less: net charge-offs (recoveries)	(100)	758	1,047	658	1,476
Adjusted pre-provision net revenue less net charge-offs	$39,512	$29,811	$26,638	$69,323	$52,537
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Net interest income (tax-equivalent basis)
Net interest income	$69,056	$56,387	$49,658	$125,443	$98,366
Tax-equivalent adjustment (1)	851	649	548	1,500	1,093
Net interest income (tax-equivalent basis) (1)	$69,907	$57,036	$50,206	$126,943	$99,459

Net interest margin (tax-equivalent basis)
Net interest margin *	4.32%	4.20%	4.14%	4.27%	4.13%
Tax-equivalent adjustment * (1)	0.06	0.05	0.05	0.05	0.05
Net interest margin (tax-equivalent basis) * (1)	4.38%	4.25%	4.19%	4.32%	4.18%

Average interest-earning assets	$6,405,136	$5,444,413	$4,808,213	$5,927,429	$4,803,145
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Total noninterest expense	$42,446	$52,437	$31,914	$94,883	$63,849
Less: amortization of intangible assets	1,455	887	694	2,342	1,389
Noninterest expense excluding amortization of intangible assets	40,991	51,550	31,220	92,541	62,460
Less: adjustments to noninterest expense
Acquisition expenses	257	15,666	—	15,923	—
Expenses from closed or sold operations	124	149	—	273	—
Total adjustments to noninterest expense	381	15,815	—	16,196	—
Adjusted noninterest expense	$40,610	$35,735	$31,220	$76,345	$62,460

Net interest income	$69,056	$56,387	$49,658	$125,443	$98,366
Total noninterest income	11,841	10,944	9,140	22,785	18,446
Operating revenue	80,897	67,331	58,798	148,228	116,812
Tax-equivalent adjustment (1)	851	649	548	1,500	1,093
Operating revenue (tax-equivalent basis) (1)	81,748	67,980	59,346	149,728	117,905
Less: adjustments to noninterest income
Revenue from closed or sold operations	171	153	—	324	—
Gains (losses) on closed branch premises	—	(210)	(50)	(210)	9
Mortgage servicing rights fair value adjustment	(751)	197	(751)	(554)	(1,059)
Total adjustments to noninterest income	(580)	140	(801)	(440)	(1,050)
Adjusted operating revenue (tax-equivalent basis) (1)	$82,328	$67,840	$60,147	$150,168	$118,955

Efficiency ratio	50.67%	76.56%	53.10%	62.43%	53.47%
Efficiency ratio (tax-equivalent basis) (1)	50.14	75.83	52.61	61.81	52.97
Adjusted efficiency ratio (tax-equivalent basis) (1)	49.33	52.68	51.91	50.84	52.51
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025

Tangible Common Equity
Total stockholders' equity	$764,733	$747,405	$580,897
Less: Goodwill	81,949	83,504	59,820
Less: Intangible assets	42,858	44,962	16,454
Tangible common equity	$639,926	$618,939	$504,623

Tangible Assets
Total assets	$6,727,646	$6,773,724	$5,018,398
Less: Goodwill	81,949	83,504	59,820
Less: Intangible assets	42,858	44,962	16,454
Tangible assets	$6,602,839	$6,645,258	$4,942,124

Total stockholders' equity to total assets	11.37%	11.03%	11.58%
Tangible common equity to tangible assets	9.69	9.31	10.21

Shares of common stock outstanding	36,365,612	36,381,078	31,495,434

Book value per share	$21.03	$20.54	$18.44
Tangible book value per share	17.60	17.01	16.02
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Six Months Ended June 30,
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025

Average Tangible Common Equity
Total stockholders' equity	$758,243	$670,567	$572,505	$714,647	$563,659
Less: Goodwill	83,487	67,977	59,820	75,775	59,820
Less: Intangible assets	43,604	25,382	16,782	34,544	17,130
Average tangible common equity	$631,152	$577,208	$495,903	$604,328	$486,709

Net income	$27,844	$11,200	$19,230	$39,044	$38,305
Adjusted net income	28,535	22,610	19,803	51,145	39,056

Return on average stockholders' equity *	14.73%	6.77%	13.47%	11.02%	13.70%
Return on average tangible common equity *	17.69	7.87	15.55	13.03	15.87

Adjusted return on average stockholders' equity *	15.09%	13.67%	13.87%	14.43%	13.97%
Adjusted return on average tangible common equity *	18.13	15.89	16.02	17.07	16.18
____________________________________
*Annualized measure.